SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)     August 7, 2002

TransTechnology Corporation

(Exact Name of Registrant       as Specified in Charter)

Delaware	1-7872	95-4062211

(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Liberty Ave, Union, New Jersey	07083

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (908) 688-2440

150 Allen Road, Liberty Corner, New Jersey 07938

(Former Name or Former Address, if Changed Since Last Report)

FORM 8-K
ITEM 5. Other Events.
ITEM 7. Financial Statements and Exhibits.
SIGNATURES
EX-10.51 First Amendment Agreement
EX-10.52(I) Amended & Restated Warrant
EX-10.52(II) Schedule
EX-10.53 Intercreditor & Subordination Agreement
EX-10.54 Financing Agreement Dated August 7, 2002
EX-10.55 Financing Agreement

TRANSTECHNOLOGY CORPORATION

FORM 8-K

ITEM 5. Other Events.

     On August 7, 2002, the Registrant completed the refinancing of its existing senior debt through a new $34 million senior credit facility provided by The CIT Group/Business Credit, Inc. (“CIT”) and Ableco Finance LLC (“Ableco”). The new 3-year credit facility is in the form of a $13.5 million revolving line of credit and a $6.5 million term loan from CIT and a $14 million term loan from Ableco. The weighted average interest rate on the new facility, of which approximately $26.5 million was drawn at the closing of the refinancing, is approximately 9.76%. The new credit facility is secured by substantially all of the Registrant’s assets.

     In connection with the refinancing transaction, the Registrant and certain subsidiaries of the Registrant signed a First Amendment Agreement (the “Amendment”) with the holders (the “Purchasers”) of the Registrant’s senior subordinated notes (the “Notes”) and certain warrants to purchase the Registrant’s common stock (the “Warrants”) issued in August 2000 in connection with the Notes. As issued, the Warrants entitle the holders thereof to purchase an aggregate of 427,602 shares of the Registrant’s common stock at an exercise price of $9.93 per share, expiring August 29, 2010. Pursuant to the Amendment, the Purchasers consented to the establishment of the new senior credit facility and amended certain financial covenants associated with the Notes to eliminate any violations of covenants under the documents comprising the new senior credit facility. Under the amendment to the Notes, the Registrant paid an amendment fee equal to 1% of the outstanding balance of the Notes by issuing additional notes and agreed to increase the PIK interest rate on the Notes by 2% effective January 1, 2003, with such rate increasing 0.25% each quarter until the Notes are retired. The terms of the Warrants were amended so as to reduce the exercise price of each Warrant in the event of a capital reorganization, reclassification, merger or sale of substantially all of the assets of the Registrant closing prior to December 31, 2002 to the lesser of (a) $9.93 or (b) the value received by a stockholder of the Registrant to one share of the common stock of the Registrant in connection with any such transaction less $5.00. The exercise price of the Warrants remaining outstanding after December 31, 2002 will be reduced to $0.01 per share. The terms of the Warrants were also amended to provide Holders with the right to cause the Registrant to purchase the Warrants or shares issued under the Warrants at a minimum price of $5.00 per Warrant share in the event of a sale of all or substantially all of the assets or business or other liquidity event, as defined in the Notes, in which the proceeds of such sale were not distributed or paid to the stockholders of the Registrant.

ITEM 7. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit	Description
10.51	First Amendment Agreement dated as of August 7, 2002 by and among TransTechnology Corporation; J.H. Whitney Mezzanine Fund, L.P.; Albion Alliance Mezzanine Fund I, L.P.; Albion

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Alliance Mezzanine Fund I, L.P.; Albion Alliance Mezzanine Fund II, L.P.; the Equitable Life Assurance Society of the United States; Fleet Corporate Finance, Inc.; and Citizens Capital, Inc.

10.52(i)	Amended and Restated Warrant dated as of August 7, 2002 and issued by TransTechnology Corporation to J.H. Whitney Mezzanine Fund, L.P. for 171,041 shares of TransTechnology common stock.

10.52(ii)	Schedule of other substantially similar warrants amended and restated by TransTechnology Corporation and issued to other Purchasers pursuant to the First Amendment Agreement.

10.53	Intercreditor and Subordination Agreement dated as of August 7, 2002 by and among The CIT Group/Business Credit, Inc., Ableco Finance LLC, as Lender and Agent for the Lenders as defined therein, TransTechnology Corporation, and the Purchasers referred to therein.

10.54	Financing Agreement by and among TransTechnology Corporation, NORCO, Inc., TCR Corporation and The CIT Group/Business Credit, Inc., dated as of August 7, 2002.

10.55	Financing Agreement by and among TransTechnology Corporation, NORCO, Inc., TCR Corporation and Ableco Finance LLC, as Lender and as Agent for the Lenders as defined therein.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSTECHNOLOGY CORPORATION

By: /s/ Gerald C. Harvey
Gerald C. Harvey
Its: Vice President, Secretary and General Counsel
Date: August 22, 2002

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